SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 2
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

McKESSON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	94-3207296 (I.R.S. Employer Identification No.)
McKesson Plaza
One Post Street
San Francisco, California 94104
(Address of Principal Executive Offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	001-13252
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A originally filed with the Securities and Exchange Commission on October 22, 2004, as amended on November 2, 2004 (the “Form 8-A”).
Item 1.   Description of Registrant’s Securities to be Registered.
As of January 4, 2007, McKesson Corporation, a Delaware corporation (the “Registrant”), amended the Rights Agreement, dated as of October 22, 2004 (the “Rights Agreement”), by and between the Registrant and The Bank of New York. A description of Amendment No. 1 to Rights Agreement is contained in Item 1.01 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2007, and is incorporated herein by reference. In addition, Item 1 of the Form 8-A, which is incorporated herein by reference, is hereby amended by the undersigned Registrant by replacing the third paragraph of such Item with the following:
“The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (Eastern time) on January 31, 2007, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.”
Item 2.   Exhibits.
1.	Rights Agreement, dated as of October 22, 2004, by and between McKesson Corporation and The Bank of New York, as Rights Agent, including the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Stock as Exhibit B (pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement))(incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A (File No. 000-50997) filed on October 22, 2004).
2.	Amendment No. 1 to Rights Agreement, dated January 4, 2007, between McKesson Corporation and The Bank of New York (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-13252), filed on January 8, 2007).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

McKesson Corporation
By:	/s/ Laureen E. Seeger
	Name:	Laureen E. Seeger
	Title:	Executive Vice President, General Counsel and Secretary

Date: January 8, 2007

McKESSON CORPORATION
INDEX TO EXHIBITS

Exhibit No.	Description
1	Rights Agreement, dated as of October 22, 2004, by and between McKesson Corporation and The Bank of New York, as Rights Agent, including the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Stock as Exhibit B (pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement))(incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A (File No. 000-50997) filed on October 22, 2004).
2	Amendment No. 1 to Rights Agreement, dated January 4, 2007, between McKesson Corporation and The Bank of New York (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-13252), filed on January 8, 2007).

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